SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Commission File Number 000-30779


                                  March 16 2001
                           Earliest Date of the Report


                               Elplata Corporation
             (Exact name of registrant as specified by its charter)



Nevada                                                     75-2843787
(State of incorporation)                                   (IRS Employer Number)


                       211 West Wall, Midland, Texas 79701
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (915) 682-1761

Item 5.  Other Events

Effective March 16, 2001, Mr. Glenn A. Little resigned as President of Elplata Corporation. Mr. David J. Mapley assumed Mr. Little's duties as President. Mr. Little remains as a Director and Treasurer.

In addition, effective March 16, 2001, Mr. David J. Mapley and Mr. John Vornle were appointed to the board of directors of Elplata Corporation.

Mr. Mapley will coordinate all activities necessary to register Elplata Corporation or a de novo company as an investment company compliant with the Investment Act of 1940. Elplata Corporation intends to change its name initially to Shimoda Resources Holdings, Inc. and to apply for a new ticker symbol.

A substantial restructuring of Elplata Corporation's shareholder ownership is expected to take place as regulatory approval is obtained and as the company refines its strategic operating plan and compensation structure. New directors are expected to join the board and some are expected to resign.

The current directors of Elplata are:

Glenn A. Little
David J. Mapley
John Vornle

Following is a brief biography for the new Directors and the new Officer:

David J. Mapley: Mr. Mapley is a director and co-founder of Shimoda Capital Advisors Limited, the Manager and Investment Manager to the Shimoda Emerging Europe Fund, an Emerging European investment fund, as well as director and co-founder of Shimoda Russia Renaissance Fund LDC, a Russia/NIS "fund-of-funds". He also serves as Director of GTI Oil Co. S.A., an oil company based in Romania, and previously served as a Director to Bolnisi Gold NL, a resources company listed on the Australian Stock Exchange and operating a joint-venture mining operation with the Government of the Republic of Georgia.

Mr. Mapley is the Managing Director of the Shimoda Group., based in the United Kingdom, Cayman and Australia specializing in Emerging European investments. Shimoda Capital Advisors (UK) Limited is an IMRO regulated investment advisory company based in the United Kingdom. Mr. Mapley is an advisor/ structuror to several emerging markets debt and equity funds, is a shareholder of the Vladivostok and Caucasus Stock Exchanges, an investor in major RFE companies and was formerly a director of the First Vladivostok Company, a closed-end investment company specializing in listed equities of the RFE.

Previously, Mr. Mapley worked for the Capital Market Group of National Westminster Bank (Tokyo and Hong Kong). From 1986 to 1989, Mr. Mapley worked for Canadian Imperial Bank of Commerce in Sydney, London and Tokyo. He holds an MBA degree from the University of Chicago, an M.Sc. and B.Sc.(Econ.) from the London School of Economics, and was a past author of Swaps Chapters in the Euromoney International Finance Yearbook.

John Vornle: Mr. Vornle is a Director of Long Term Capital Company (since 1992), Grupo NM, S.A.(since 1995), and Strategic Monitored Services, Inc. (since 1996). He is the former Chief Underwriter for Continental Insurance's financial guarantee program. Mr. Vornle managed several different insurance products and New Product development at Continental Insurance (1985 - 1992) and was a director of several insurance companies and insurance and investment related organizations. He was previously a commercial banker at European American Bank. He received his Bachelor of Arts from Colgate University and a Master of Business Administration degree from New York University's Graduate School of Business. Mr. Vornle is fluent in French and German.


Caution Regarding Forward-Looking Information
---------------------------------------------

This 8k report  contains  certain  forward-looking  statements  and  information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2001
Elplata Corporation

BY:  /s/ Glenn A. Little
   -----------------------------
   Glenn A. Little, President